Exhibit 23.4

CONSENT OF PHILLIPS MCDOUGALL

We hereby consent to the use of our name in the Registration Statement on Form F-1 of Evogene Ltd. for the registration of its ordinary shares, and any related preliminary prospectuses and prospectuses and any further amendments or supplements thereto (collectively, the “Registration Statement”) and to the references to us and our report concerning commercial trait values appearing in the Registration Statement.

Date: September 23, 2013

Phillips McDougall

By:	/s/ John McDougall
Name:	Dr. John McDougall
Title:	Director